UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53143-5656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2015 Annual Meeting of Shareholders of Snap-on Incorporated (the “Company”) on April 30, 2015 (the “2015 Annual Meeting”), the Company’s shareholders approved the amendment and restatement of the Snap-on Incorporated 2011 Incentive Stock and Awards Plan (the “2011 Plan”) in order to increase the number of shares authorized for future issuance pursuant to the 2011 Plan by 4,100,000 shares and to make other minor, and primarily administrative or clarifying, changes.

The 2011 Plan is designed to motivate participating officers, employees and directors by offering them the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of those shares or receive other incentive compensation. The 2011 Plan is a cash and stock-based incentive plan, and allows the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units, and other management incentive awards, as described in the Company’s Definitive Proxy Statement for the 2015 Annual Meeting (the “2015 Proxy Statement”).

The full text of the 2011 Plan, as amended and restated, was included as Appendix A to the 2015 Proxy Statement, which was filed with the Securities and Exchange Commission on March 12, 2015, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting on April 30, 2015. The Company’s shareholders: (i) elected seven members of the Company’s Board of Directors, who were up for election, to each serve a one-year term ending at the 2016 Annual Meeting; (ii) ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015; (iii) approved the amendment and restatement of the 2011 Plan; and (iv) approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2015 Proxy Statement. There were 58,321,868 shares of the Company’s common stock outstanding and eligible to vote as of the close of business on March 2, 2015, the record date for the 2015 Annual Meeting.

The directors elected to the Company’s Board for terms expiring at the 2016 Annual Meeting, and the number of votes cast for and against, as well as abstentions and broker non-votes with respect to, each of these individuals, are set forth below:

Director	For	Against	Abstentions	Broker Non-Votes
Karen L. Daniel	46,123,283	442,399	98,460	5,165,352
Ruth Ann M. Gillis	46,158,030	419,220	97,552	5,165,352
Nathan J. Jones	46,155,492	418,977	100,333	5,165,352
Henry W. Knueppel	46,333,927	239,666	101,209	5,165,352
Nicholas T. Pinchuk	44,494,674	2,039,950	140,179	5,165,352
Gregg M. Sherrill	46,461,629	109,624	103,550	5,165,352
Donald J. Stebbins	45,441,314	1,132,961	100,527	5,165,352

The terms of office for John F. Fiedler, James P. Holden and W. Dudley Lehman, who were not up for election at the 2015 Annual Meeting, continue until the 2016 Annual Meeting.

The proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015 received the following votes:

Votes for approval:	49,531,738	Votes against:	2,174,203	Abstentions:	133,979
Broker non-votes:	0

The proposal to amend and restate the 2011 Plan received the following votes:

Votes for approval:	39,585,376	Votes against:	6,874,525	Abstentions:	214,901
Broker non-votes:	5,165,352

The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Information” in the 2015 Proxy Statement, received the following votes:

Votes for approval:	45,685,148	Votes against:	778,706	Abstentions:	210,948
Broker non-votes:	5,165,352

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Snap-on Incorporated 2011 Incentive Stock and Awards Plan, as amended and restated as of April 30, 2015 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement for its 2015 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 12, 2015).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: May 1, 2015	By:	/s/ Irwin M. Shur
Irwin M. Shur
Vice President, General Counsel and Secretary

Snap-on Incorporated

Exhibit Index

to

Form 8-K, dated April 30, 2015

Exhibit Number	Description

10.1	Snap-on Incorporated 2011 Incentive Stock and Awards Plan, as amended and restated as of April 30, 2015 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement for its 2015 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 12, 2015).